SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

|X|      Preliminary Information Statement
|_|      Definitive Information Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                          Stronghold Technologies, Inc.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

|X|      No fee required
|_|      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which the transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

|_|      Fee paid previously with preliminary materials

|_|      check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:

                          STRONGHOLD TECHNOLOGIES, INC.
                 106 Allen Road, Basking Ridge, New Jersey 07920

                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY



                                                 Basking Ridge, New Jersey
                                                                   *, 2005

         This information statement has been mailed on or about *, 2005 to the stockholders of record on *, 2005 (the "Record Date") of Stronghold Technologies, Inc., a Nevada corporation (the "Company") in connection with certain actions to be taken pursuant to the written consent of the stockholders of the Company holding a majority of the outstanding shares of common stock, dated as of May 3, 2005. The actions to be taken pursuant to the written consent shall be taken on or about *, 2005, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.



                                         By Order of the Board of Directors,

                                         /s/ Christopher J. Carey
                                         Chairman of the Board

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED MAY 3, 2005

To Our Stockholders:

         NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of stockholders holding a majority of the outstanding shares of common stock dated May 3, 2005, in lieu of a special meeting of the stockholders. Such action will be taken on or about *, 2005:

         1. The Company's Articles of Incorporation, as amended, will be amended to increase the number of authorized shares of common stock, par value $.0001 per share (the "Common Stock"), of the Company from 250,000,000 shares to 8,500,000,000 shares.


                      OUTSTANDING SHARES AND VOTING RIGHTS

         As of the Record Date, the Company's authorized capitalization consisted of 250,000,000 shares of Common Stock, of which * shares were issued and outstanding as of the Record Date and preferred stock of 5,000,000, of which 4,447,194 shares were outstanding. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

         Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposals by resolution dated May 3, 2005; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

         Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2005.

         The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

         This Information Statement will serve as written notice to stockholders pursuant to Section 78.370 of the Nevada General Corporation Law.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

         On May 3, 2005, the stockholders of the Company holding a majority of the outstanding shares of common stock of the Company approved an amendment to the Company's Articles of Incorporation, as amended, to replace Article III in its entirety, which will result in an increase to the number of authorized shares of Common Stock. The Company's Articles of Incorporation, as amended, currently authorizes for issuance of 255,000,000 shares consisting of 250,000,000 of common stock and 5,000,000 shares of preferred stock. The approval of this amendment to the Articles of Incorporation will increase the Company's authorized shares of common stock to 8,500,000,000. The Company currently has authorized common stock of 250,000,000 shares and approximately 16,087,349 shares of Common Stock are outstanding as of the Record Date and authorized preferred stock of 5,000,000 and 4,447,194 shares of preferred stock outstanding. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing and stock based acquisitions.

         Article III of the Company's Articles of Incorporation currently is as follows:

              "Capital Stock.   The Corporation is authorized to issue two
              classes of stock. One class of stock shall be Common Stock, par value $0.0001. The second class of stock shall be Preferred Stock, par value $0.0001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.


              The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

                Class          Par Value      Authorized Shares         Total
              ---------        ---------      -----------------        -------
                 Common          $0.0001            250,000,000        $25,000
              Preferred          $0.0001              5,000,000            500
                                              -----------------        -------

              Totals:                               255,000,000        $25,500"

         Upon approval of the amendment to increase the Company's authorized shares of common stock from 250,000,000 to 850,000,000,000, the Company's Articles of Incorporation will be as follows:

              "Capital Stock.   The Corporation is authorized to issue two
              classes of stock. One class of stock shall be Common Stock, par value $0.0001, of which the Corporation shall have the authority to issue 8,500,000,000 shares of Common Stock. The second class of stock shall be Preferred Stock, par value $0.0001, of which the Corporation shall have the authority to issue 5,000,000 shares of Preferred Stock. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors."

INCREASE IN AUTHORIZED COMMON STOCK

         The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

         As of the Record Date, a total of * shares of the Company's currently authorized 250,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

         The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

         Except for the following, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

            To obtain funding for our ongoing operations, we entered into three Securities Purchase Agreements with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (the "Investors"). The following is a description of each of these financings.

June 18, 2004 Securities Purchase Agreement

         On June 18, 2004, we entered into a Securities Purchase Agreement for the sale of (i) $3,000,000 in callable secured convertible notes and (ii) common stock purchase warrants to buy 3,000,0000 shares of our common stock.

         The following closings have occurred pursuant to the June 2004 Securities Purchase Agreement:

      o On June 18, 2004, the Investors purchased $1,500,000 in callable secured convertible notes and received common stock purchase warrants to purchase 1,500,000 shares of our common stock;

      o On August 29, 2004, the Investors purchased $500,000 in callable secured convertible notes and received common stock purchase warrants to purchase 500,000 shares of our common stock;

      o On October 22, 2004, the Investors purchased $350,000 in callable secured convertible notes and received common stock purchase warrants to purchase 350,000 shares of our common stock; and

      o On March 18, 2005, the Investors purchase $650,000 in callable secured convertible notes and received common stock purchase warrants to purchase 650,000 shares of our common stock.

         The callable secured convertible notes bear interest at 12%, mature two years from the date of issuance, and are convertible, as amended, into our common stock, at the investors' option, at the lower of (i) $0.70 or (ii) 25% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date.

         We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.57 per share.

         The common stock purchase warrants are exercisable until five years from the date of issuance at a purchase price of $0.57 per share. In addition, the exercise price of the common stock purchase warrants is adjusted in the event we issue common stock at a price below market.

March 31, 2005 Securities Purchase Agreement

         We entered into a second Securities Purchase Agreement with the Investors on March 31, 2005 for the sale of $650,000 in callable secured convertible notes and common stock purchase warrants to buy 650,000 shares of our common stock.

         On March 31, 2005, the Investors purchased $350,000 in callable secured convertible notes and received common stock purchase warrants to purchase 350,000 shares of our common stock. On May 4, 2005, the Investor purchased the remaining $300,000 in callable secured convertible notes and received common stock purchase warrants to purchase 300,000 shares of our common stock.

        The callable secured convertible notes bear interest at 12%, mature two years from the date of issuance, and are convertible, as amended, into our common stock, at the Investors' option, at the lower of (i) $0.02 or (ii) 25% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date.

         We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.03 per share.

         The common stock purchase warrants are exercisable until five years from the date of issuance at a purchase price of $0.03 per share. In addition, the exercise price of the common stock purchase warrants is adjusted in the event we issue common stock at a price below market.

July 15, 2005 Securities Purchase Agreement

         We entered into a third Securities Purchase Agreement with the Investors on July 15, 2005 for the sale of (i) $850,000 in callable secured convertible notes and (ii) common stock purchase warrants to buy 1,700,000 shares of our common stock.

         On July 15, 2005, the Investors purchased $850,000 in callable secured convertible notes and received common stock purchase warrants to purchase 1,700,000 shares of our common stock. We received net proceeds in cash in the amount of $200,000 on July 15, 2005 and $567,500 was placed in escrow of which $100,000 shall be distributed on the 1st business day of each month.

         The callable secured convertible notes bear interest at 12%, mature two years from the date of issuance, and are convertible, as amended, into our common stock, at the Investors' option, at the lower of (i) $0.07 or (ii) 25% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date.

         We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.08 per share.

         The common stock purchase warrants are exercisable until five years from the date of issuance at a purchase price of $0.10 per share. In addition, the exercise price of the common stock purchase warrants is adjusted in the event we issue common stock at a price below market.

         As of November 10, 2005, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.03 and, therefore, the conversion price for the secured convertible notes was $.0075. Based on this conversion price, the $4,500,000 callable secured convertible notes, excluding interest, were convertible into 600,000,000 shares of our common stock.

         The full principal amount of the callable secured convertible notes is due upon default under the terms of callable secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

         The investors have contractually agreed to restrict their ability to convert the callable secured convertible notes and exercise the common stock purchase warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of our common stock.

         In addition to the above financing transaction, we may enter into additional investments in order to develop our operations. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. We will be required to issue additional shares of Common Stock which are proposed to be authorized if we elect to issue equity securities. If we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations again.

         Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

Risks Relating to Our Current Financing Arrangements:

There Are a Large Number of Shares Underlying Our Callable Secured Convertible Notes, and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.

         As of November 10, 2005, we had 17,287,349 shares of common stock issued and outstanding and callable secured convertible notes outstanding or an obligation to issue callable secured convertible notes that may be converted into an estimated 600,000,000 shares of common stock at current market prices, and outstanding warrants or an obligation to issue warrants to purchase 5,350,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding callable secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock. As the market price declines, then the callable secured convertible notes will be convertible into an increasing number of shares of common stock resulting in dilution to our shareholders.

The Continuously Adjustable Conversion Price Feature of Our Callable Secured Convertible Notes Could Require Us to Issue a Substantially Greater Number of Shares, Which Will Cause Dilution to Our Existing Stockholders.

         Our obligation to issue shares upon conversion of our callable secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the Notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the average of the three lowest intraday trading prices for our common stock during the previous 20 trading days as of November 10, 2005 of $0.03.

                                               Number              % of
% Below     Price Per     With Discount       of Shares        Outstanding
 Market       Share          at 75%           Issuable            Stock
--------    ---------     -------------     -------------      -----------
25%            $.0225            $.0056       800,000,000           97.88%
50%            $.0150            $.0038     1,200,000,000           98.58%
75%            $.0075            $.0019     2,400,000,000           99.28%

         As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The Continuously Adjustable Conversion Price feature of our Callable Secured Convertible Notes May Encourage Investors to Make Short Sales in Our Common Stock, Which Could Have a Depressive Effect on the Price of Our Common Stock.

         The callable secured convertible notes are convertible into shares of our common stock at a 75% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The Issuance of Shares Upon Conversion of the Callable Secured Convertible Notes and Exercise of Outstanding Warrants May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

         The issuance of shares upon conversion of the callable secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their callable secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

If We Are Required for any Reason to Repay Our Outstanding Callable Secured Convertible Notes, We Would Be Required to Deplete Our Working Capital, If Available, Or Raise Additional Funds. Our Failure to Repay the Callable Secured Convertible Notes, If Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.

         We entered three Securities Purchase Agreements for the sale of an aggregate of $4,500,000 principal amount of callable secured convertible notes. The callable secured convertible notes are due and payable, with 12% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the callable secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the callable secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the callable secured convertible notes. If we are required to repay the callable secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth information regarding the beneficial ownership of our common stock as of November 10, 2005. The information in this table provides the ownership information for:

      o each person known by us to be the beneficial owner of more than 5% of our Common Stock;

      o  each of our directors;

      o  each of our executive officers; and

      o  our executive officers and directors as a group.

            Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common Stock beneficially owned and percentage ownership is based on 16,087,349 shares outstanding on August 29, 2005, and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days after August 29, 2005.

                                                   Number of Shares           Percentage
Name and Address of Beneficial Owner               Beneficially Owned         Outstanding
- ----------------------------                     --------------             --------

5% Stockholders
- ----------------------------
Christopher J. Carey
   450 Claremont Road
   Bernardsville, NJ 07924                         5,131,250(1)               29.68

Stanford Venture Capital Holdings, Inc.
   6075 Poplar Avenue
   Memphis, TN 38119                               7,519,897(2)               43.49

                                                   ------------               ------

Executive Officers and Directors as a Group
   (1 person)                                      5,331,250                  29.68
                                                   ===========                =======

(1) 3,937,500 of these shares are owned by Christopher J. Carey and his wife, Mary Carey, as Joint Tenants with Right of Survivorship.

(2) The total beneficial ownership of Stanford Venture Capital Holdings, Inc. is 7,519,897 shares which consists of: (i) 2,002,750 shares of Common Stock issuable upon the conversion of 2,002,750 shares of our Series A Preferred Stock; and (ii) 2,444,444 shares of Common Stock issuable upon the conversion of 2,444,444 shares of our Series B Preferred Stock and (iii) 3,072,703 shares of Common Stock. James M. Davis has voting and investment control over the securities held by Stanford Venture Capital Holdings, Inc., but he disclaims beneficial ownership of such securities, except to the extent of any pecuniary interest therein.

                             ADDITIONAL INFORMATION

         The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2004 and quarterly report on Form 10-QSB for the quarter ended September 30, 2005 are being delivered to you with this Information Statement. The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to Christopher J. Carey, Chief Executive Officer, Stronghold Technologies, Inc., 106 Allen Road, Basking Ridge, New Jersey 07920;
(908) 903-1195.

                                             By Order of the Board of Directors,
                                             /s/ Christopher J. Carey
                                             Christopher J. Carey
                                             Chairman of the Board of Directors

Basking Ridge, New Jersey
*, 2005

EXHIBIT A
                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                          STRONGHOLD TECHNOLOGIES, INC.

         Stronghold Technologies, Inc., (the "Corporation") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation, in lieu of meeting by consent, adopted the following resolution:

         "RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Article III of the Articles of Incorporation be superceded and replaced as follows:

              Capital Stock.   The Corporation is authorized to issue two
              classes of stock. One class of stock shall be Common Stock, par value $0.0001, of which the Corporation shall have the authority to issue 8,500,000,000 shares of Common Stock. The second class of stock shall be Preferred Stock, par value $0.0001, of which the Corporation shall have the authority to issue 5,000,000 shares of Preferred Stock. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors."

              RESOLVED, that the appropriate corporate officers be, and each of them with full authority to act without the others hereby is, authorized and directed for and on behalf of the Corporation to take or cause to be taken any and all actions, to execute and deliver any and all certificates, instructions, requests, or other instruments, and to do any and all things which, in any such officer's judgment, may be necessary or desirable to effect each of the foregoing resolutions and to carry out the purposes thereof, the taking of any such actions, the execution and delivery of any such certificates, instructions, requests, or instruments, or the doing of any such things to be conclusive evidence of their necessity or desirability."

         SECOND: That the aforesaid amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of
Section 78.320 of the General Corporation Law of the State of Nevada.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this __ day of ______ 2005.


                                                By:___________________________
                                                Name:    Christopher J. Carey
                                                Title:   Chief Executive Officer


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